Exhibit 99.1

Key Energy Services, Inc.	October 30, 2014
1301 McKinney Street
Suite 1800	Contact:
Houston, TX 77010	West Gotcher, Investor Relations
713-757-5539

FOR IMMEDIATE RELEASE

Key Energy Services Reports Third Quarter 2014 Earnings

HOUSTON, TX, October 30, 2014 – Key Energy Services, Inc. (NYSE: KEG) reported third quarter 2014 consolidated revenues of $365.8 million and a pre-tax GAAP loss of $97.0 million, or $0.41 per share. The results for the third quarter include a pre-tax charge of $60.8 million, or $0.25 per share, for an impairment of the Company’s U.S. assets and pre-tax costs of $16.1 million, or $0.07 per share, related to the previously disclosed Foreign Corrupt Practices Act (“FCPA”) investigations. Excluding these two items, the Company reported a pre-tax loss of $20.1 million, or $0.08 per share. Second quarter 2014 consolidated revenues were $350.6 million with a pre-tax GAAP loss of $61.7 million, or $0.34 per share, which included a $0.19 per share loss due to a goodwill and other assets impairment related to the Company’s operations in Russia and a $0.04 per share loss due to expenses including severance, primarily in Mexico, mobilization and make-ready expenses related to rigs moved from Mexico to the U.S. and expenses associated with the FCPA investigations.

The following table sets forth summary data for the third quarter 2014 and prior comparable quarterly periods.

	Three Months Ended (unaudited)
	September 30, 2014	June 30, 2014	September 30, 2013
	(in millions, except per share amounts)
Revenues	$365.8	$350.6	$389.7
Loss attributable to Key	(62.2)	(52.2)	(4.8)
Diluted loss per share attributable to Key	(0.41)	(0.34)	(0.03)
Adjusted EBITDA	28.1	33.6	68.4

U.S. Segment

Third quarter 2014 U.S. revenues were $339.8 million, up approximately 5% as compared to $324.5 million in the second quarter 2014. Excluding the pre-tax $60.8 million estimated asset impairment charge associated with frac stack and well testing assets, third quarter operating income was $33.4 million, or 9.8% of revenue, compared to $24.1 million, or 7.4% of revenue, in the second quarter. The increase in revenues was primarily driven by higher activity in Rig Services, where rig hours increased 3% to 365,891 hours. Traction in our efforts to expand our Rig Services customer base helped drive sequential improvement despite a further decline in California. Fishing and Rental Services revenue also increased quarter on quarter driven primarily by growth in the Bakken and the Permian Basin. U.S. operating income margins improved 240 basis points sequentially, though still burdened in the third quarter by $1.5 million of costs associated with rig redeployments from Mexico as compared to $1.8 million of previously disclosed costs in the second quarter of 2014.

International Segment

Third quarter 2014 International revenues were $26.0 million, essentially flat compared to second quarter

October 30, 2014

2014 revenues of $26.1 million. Third quarter operating loss was $9.3 million, or -35.7% of revenues, compared to second quarter operating loss of $36.8 million, or -141.3% of revenues, which includes a charge of $28.7 million related to a second quarter impairment of goodwill associated with the Company’s operations in Russia. Excluding this charge, operating income declined $1.1 million, primarily due to operations in Mexico where the Company averaged one rig operating in the quarter.

During the quarter, Key was awarded a well services contract with Petroleos Mexicanos, or PEMEX. The contract has an initial value of approximately USD $48 million over a two-year period and work under the contract commenced during October 2014.

General and Administrative Expenses

General and Administrative (G&A) expenses were $65.2 million for the third quarter compared to $57.9 million in the prior quarter. The sequential increase is attributable to expenses associated with the FCPA investigation costs, which increased by $10.7 million in the third quarter.

Capital Expenditures and Balance Sheet

Capital expenditures were $38.7 million during the third quarter 2014. Key’s consolidated cash balance at September 30, 2014 was $57.4 million compared to $23.4 million at June 30, 2014. Total debt at September 30, 2014 was $758.6 million compared to total debt of $718.7 million at June 30, 2014. At the end of the quarter, there was $420.9 million undrawn under the Company’s $550 million senior secured credit facility with $162.2 million available considering covenant constraints. Net debt to total capitalization at September 30, 2014 was 37.3%.

Outlook and Overview

Key’s Chairman, President and Chief Executive Officer, Dick Alario, stated, “We were able to grow revenue in our U.S. Rig Services business by 5% sequentially despite softer demand from our two largest customers. We believe that our efforts to improve utilization in our active rig fleet contributed to this revenue improvement. We are seeing stronger demand for 24-hour rig work to support new well completions and post-completion production activity in horizontal wellbores. Also, we experienced strong financial improvement in our traditional fishing and rental business driven, to a large extent, by market share gains across several regions.

“Finally, we are pleased that activity has commenced under our new contract with PEMEX. We view this as an important development for Key in the improving Mexican oil and gas market.”

Conference Call Information

As previously announced, Key management will host a conference call to discuss its third quarter 2014 financial results on Friday, October 31, 2014 at 10:00 a.m. CDT. Callers from the U.S. and Canada should dial 888-794-4637 to access the call. International callers should dial 660-422-4879. All callers should ask for the “Key Energy Services Conference Call” or provide the access code 24201366. The conference call will also be available live via the internet. To access the webcast, go to www.keyenergy.com and select “Investor Relations.”

October 30, 2014

A telephonic replay of the conference call will be available on Friday, October 31, 2014, beginning approximately two hours after the completion of the conference call and will remain available for one week. To access the replay, call 855-859-2056 or 800-585-8367. The access code for the replay is 24201366. The replay will also be accessible at www.keyenergy.com under “Investor Relations” for a period of at least 90 days.

October 30, 2014

Consolidated Statements of Operations (in thousands, except per share amounts, unaudited):

	Three Months Ended			Nine Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
REVENUES	$365,798	$350,595	$389,673	$1,072,534	$1,229,512
COSTS AND EXPENSES:
Direct operating expenses	272,112	262,883	268,297	793,297	854,581
Depreciation and amortization expense	50,924	52,184	56,962	154,203	169,363
General and administrative expenses	65,224	57,881	52,665	175,971	173,646
Goodwill and tradenames impairment	60,792	28,687	—	89,479	—

Operating income (loss)	(83,254)	(51,040)	11,749	(140,416)	31,922

Interest expense, net of amounts capitalized	13,417	13,426	13,814	40,397	41,602
Other (income) loss, net	348	(2,733)	(85)	(2,454)	(878)

Loss before tax income taxes	(97,019)	(61,733)	(1,980)	(178,359)	(8,802)
Income tax benefit (expense)	34,790	9,537	(2,717)	52,035	147

Net loss	(62,229)	(52,196)	(4,697)	(126,324)	(8,655)

Income attributable to noncontrolling interest	—	—	151	—	595

LOSS ATTRIBUTABLE TO KEY	$(62,229)	$(52,196)	$(4,848)	$(126,324)	$(9,250)

Loss per share attributable to Key:
Basic and diluted	$(0.41)	$(0.34)	$(0.03)	$(0.82)	$(0.06)
Weighted average shares outstanding:
Basic and diluted	153,550	153,496	152,394	153,327	152,249

October 30, 2014

Condensed Consolidated Balance Sheets (in thousands):

	September 30, 2014	December 31, 2013
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$57,392	$28,306
Other current assets	424,973	477,847

Total current assets	482,365	506,153

Property and equipment, net	1,246,544	1,365,646
Goodwill	601,839	624,875
Other assets, net	75,898	90,796

TOTAL ASSETS	$2,406,646	$2,587,470

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$61,145	$58,826
Other current liabilities	156,556	173,518

Total current liabilities	217,701	232,344

Long-term debt, less current portion	758,565	763,981
Other non-current liabilities	308,824	340,052
Equity	1,121,556	1,251,093

TOTAL LIABILITIES AND EQUITY	$2,406,646	$2,587,470

Consolidated Cash Flow Data (in thousands, unaudited):

	Nine Months Ended
	September 30, 2014	September 30, 2013
Net cash provided by operating activities	$126,084	$157,018
Net cash used in investing activities	(91,842)	(118,091)
Net cash used in financing activities	(12,052)	(20,476)
Effect of exchange rates on cash	6,896	212

Net increase in cash and cash equivalents	29,086	18,663
Cash and cash equivalents, beginning of period	28,306	45,949

Cash and cash equivalents, end of period	$57,392	$64,612

October 30, 2014

Segment Revenue and Operating Income (in thousands, except for percentages, unaudited):

	Three Months Ended
Revenues	September 30, 2014	June 30, 2014	September 30, 2013
U.S. Operations:
Rig Services	$178,219	$169,980	$172,155
Fluid Management Services	63,818	62,087	67,038
Coiled Tubing Services	42,309	43,108	48,399
Fishing & Rental Services	55,502	49,340	57,523

Total U.S. Operations	339,848	324,515	345,115

International Operations	25,950	26,080	44,558

Consolidated Total	$365,798	$350,595	$389,673

Operating Income (Loss)
U.S. Operations	$(27,404)	$24,140	$51,997
International Operations	(9,256)	(36,846)	(7,312)
Functional Support	(46,594)	(38,334)	(32,936)

Consolidated Total	$(83,254)	$(51,040)	$11,749

Operating Income (Loss) % of Revenues
U.S. Operations	(8.1)%	7.4%	15.1%
International Operations	(35.7)%	(141.3)%	(16.4)%
Consolidated Total	(22.8)%	(14.6)%	3.0%

	Nine Months Ended
Revenues	September 30, 2014	September 30, 2013
U.S. Operations:
Rig Services	$512,950	$507,501
Fluid Management Services	187,493	207,495
Coiled Tubing Services	129,912	152,032
Fishing & Rental Services	158,052	185,857

Total U.S. Operations	988,407	1,052,885

International Operations	84,127	176,627

Consolidated Total	$1,072,534	$1,229,512

Operating Income (Loss)
U.S. Operations	$32,393	$145,365
International Operations	(56,593)	(6,444)
Functional Support	(116,216)	(106,999)

Consolidated Total	$(140,416)	$31,922

Operating Income (Loss) % of Revenues
U.S. Operations	3.3%	13.8%
International Operations	(67.3)%	(3.6)%
Consolidated Total	(13.1)%	2.6%

October 30, 2014

Following is a reconciliation of net loss as presented in accordance with United States generally accepted accounting principles (GAAP) to EBITDA and Adjusted EBITDA as required under Regulation G of the Securities Exchange Act of 1934.

Reconciliations of EBITDA and Adjusted EBITDA to net loss (in thousands, except for percentages, unaudited):

	Three Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013
Net loss	$(62,229)	$(52,196)	$(4,697)
Income tax (benefit) expense	(34,790)	(9,537)	2,717
Income attributable to noncontrolling interest, excluding depreciation and amortization	—	—	(313)
Interest expense, net of amounts capitalized	13,417	13,426	13,814
Interest income	(14)	(30)	(34)
Depreciation and amortization	50,924	52,184	56,962

EBITDA	$(32,692)	$3,847	$68,449

% of revenues	-8.9%	1.1%	17.6%
Severance costs	—	1,043	—
Goodwill and other assets impairment	60,792	28,687	—

Adjusted EBITDA	$28,100	$33,577	$68,449

% of revenues	7.7%	9.6%	17.6%
Revenues	$365,798	$350,595	$389,673

October 30, 2014

	Three Months Ended September 30, 2014
	U.S.	International	Functional Support	Total
Net loss	(27,047)	(7,645)	(27,537)	(62,229)
Income tax benefit	—	(2,629)	(32,161)	(34,790)
Interest expense, net of amounts capitalized	—	1	13,416	13,417
Interest income	—	(11)	(3)	(14)
Depreciation and amortization	40,357	7,689	2,878	50,924

EBITDA	$13,310	$(2,595)	$(43,407)	$(32,692)

% of revenues	3.9%	-10.0%	0.0%	-8.9%
Goodwill and other assets impairment	60,792	—	—	60,792

Adjusted EBITDA	$74,102	$(2,595)	$(43,407)	$28,100

% of revenues	21.8%	-10.0%	0.0%	7.7%
Revenues	339,848	25,950	—	365,798

“EBITDA” is defined as income or loss attributable to Key before interest, taxes, depreciation, and amortization.

“Adjusted EBITDA” is EBITDA as further adjusted for certain non-recurring or extraordinary items such as loss on debt extinguishment, certain other gains or losses, asset retirements and impairments, and certain non-recurring transaction or other costs.

EBITDA and Adjusted EBITDA are non-GAAP measures that are used as supplemental financial measures by the Company’s management and directors and by external users of the Company’s financial statements, such as investors, to assess:

•	The financial performance of the Company’s assets without regard to financing methods, capital structure or historical cost basis;

•	The ability of the Company’s assets to generate cash sufficient to pay interest on its indebtedness;

•	The Company’s operating performance and return on invested capital as compared to those of other companies in the well services industry, without regard to financing methods and capital structure; and

•	The Company’s operating trends underlying the items that tend to be of a non-recurring nature.

EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered an alternative to net income, operating income, cash flow from operating activities, or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA and Adjusted EBITDA exclude some, but not all, items that affect net income and operating income and these measures may vary among other companies. Limitations to using EBITDA and Adjusted EBITDA as an analytical tool include:

•	EBITDA and Adjusted EBITDA do not reflect Key’s current or future requirements for capital expenditures or capital commitments;

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements necessary to service, interest or principal payments on Key’s debt;

•	EBITDA and Adjusted EBITDA do not reflect income taxes;

October 30, 2014

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•	Other companies in Key’s industry may calculate EBITDA and Adjusted EBITDA differently than Key does, limiting their usefulness as a comparative measure; and

•	EBITDA and Adjusted EBITDA are a different calculation from earnings before interest, taxes, depreciation and amortization as defined for purposes of the financial covenants in the Company’s senior secured credit facility, and therefore should not be relied upon for assessing compliance with covenants.

October 30, 2014

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements as to matters that are not of historic fact are forward-looking statements. These forward-looking statements are based on Key’s current expectations, estimates and projections about Key, its industry, its management’s beliefs and certain assumptions made by management, and include statements regarding estimated capital expenditures, future operational and activity expectations, international growth, and anticipated financial performance for the remainder of 2014. No assurance can be given that such expectations, estimates or projections will prove to have been correct. Whenever possible, these “forward-looking statements” are identified by words such as “expects,” “believes,” “anticipates” and similar phrases.

Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, but not limited to: risks that Key will be unable to achieve its financial, capital expenditure and operational projections, including quarterly and annual projections of revenue and/or operating income and risks that Key’s expectations regarding future activity levels, customer demand, and pricing stability may not materialize (whether for Key as a whole or for geographic regions and/or business segments individually); risks that fundamentals in the U.S. oil and gas markets may not yield anticipated future growth in Key’s businesses, or could further deteriorate or worsen from the recent market declines, and/or that Key could experience further unexpected declines in activity and demand for its rig service, fluid management service, coiled tubing service, and fishing and rental service businesses; risks relating to Key’s ability to implement technological developments and enhancements; risks relating to compliance with environmental, health and safety laws and regulations, as well as actions by governmental and regulatory authorities; risks relating to compliance with the FCPA and anti-corruption laws, including risks related to increased costs in connection with FCPA investigations; risks affecting Key’s international operations, including risks that Key may not be able to achieve its international growth and mobilization strategy in the foreign countries in which Key operates; risks that Key may be unable to achieve the benefits expected from acquisition and disposition transactions, and risks associated with integration of the acquired operations into Key’s operations; risks, in responding to changing or declining market conditions, that Key may not be able to reduce, and could even experience increases in, the costs of labor, fuel, equipment and supplies employed and used in Key’s businesses; risks relating to changes in the demand for or the price of oil and natural gas; risks that Key may not be able to execute its capital expenditure program and/or that any such capital expenditure investments, if made, will not generate adequate returns; and other risks affecting Key’s ability to maintain or improve operations, including its ability to maintain prices for services under market pricing pressures, weather risks, and the impact of potential increases in general and administrative expenses.

Because such statements involve risks and uncertainties, many of which are outside of Key’s control, Key’s actual results and performance may differ materially from the results expressed or implied by such forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Other important risk factors that may affect Key’s business, results of operations and financial position are discussed in its most recently filed Annual Report on Form 10-K, recent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and in other Securities and Exchange Commission filings. Unless otherwise required by law, Key also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. However, readers should review carefully reports and documents that Key files periodically with the Securities and Exchange Commission.

About Key Energy Services

Key Energy Services is the largest onshore, rig-based well servicing contractor based on the number of rigs owned. Key provides a complete range of well intervention services and has operations in all major onshore oil and gas producing regions of the continental United States and internationally in Mexico, Colombia, Ecuador, the Middle East and Russia.